Exhibit 99.1

NETGEAR, INC.

EMPLOYMENT AGREEMENT

This Agreement is entered into as of September 5, 2006, (the "Effective Date") by and between NETGEAR, Inc. (the "Company"), and Deborah Williams ("Executive").

    Duties and Scope of Employment.
      Positions and Duties. As of the Effective Date, Executive will serve as Sr. Vice President, Marketing and Chief Marketing Officer of the Company. Executive will render such business and professional services in the performance of her duties, consistent with Executive's position within the Company, as shall reasonably be assigned to her by the Company's Chief Executive Officer and/or Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."
      Obligations. During the Employment Term, Executive will perform her duties faithfully and to the best of her ability and will devote her full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.
    At-Will Employment. The parties agree that Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither her job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of her employment with the Company.

    3. Compensation.

      Base Salary. During the Employment Term, the Company will pay Executive as compensation for her services a base salary at the annualized rate of Two Hundred and Seventy Five Thousand ($275,000) (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding. Executive's salary will be reviewed by the Company from time to time (but no more frequently than annually), and may be subject to adjustment based upon various factors including, but not limited to, Executive's performance and the Company's profitability. Any adjustment to Executive's salary shall be in the sole discretion of the Company.
      MBO Bonus. Executive will be eligible to receive an annual target bonus of up to Fifty percent (50%) per year based upon the Company's achievement of various financial and/or other goals established by the Board. All MBO bonuses will be subject to applicable withholding and taxes.

(c) Equity Awards. Following Executive's written acceptance of these terms and commencement of employment and subject to the approval of the Board, Executive will be granted (i) an option to purchase 50,000 (Fifty Thousand) shares of the Company's common stock under the Company's 2006 Long Term Incentive Plan (the "2006 Plan") at an exercise price as approved by the Board (the "Option"). The vesting of the Option will be as follows: the Option will vest over a four year period, with 25% of the shares vesting on the first anniversary of the date Executive commences employment with the Company, and 1/48th of the shares vesting monthly for three years thereafter. The Option will be subject to the terms, definitions and provisions of the 2006 Plan and the stock option agreement by and between Executive and the Company (the "Option Agreement"), which are incorporated herein by reference; and (ii) an award of 20,000 (Twenty Thousand) restricted stock units, each unit representing the right to receive a share of Company common stock on the date it becomes vested (the "RSU Award"). The vesting of the RSU Award will be as follows: the RSU Award will vest over a four year period, with 25% of the RSU Award cliff vesting on each anniversary of the date Executive commences employment with the Company. The RSU Award will be subject to the terms, definitions and provisions of the 2006 Plan and the RSU Award grant agreement y and between Executive and the Company (the "RSU Agreement"), which are incorporated herein by reference. Executive shall also be subject to the Company's Director and Officer stock ownership guidelines, which is also incorporated by reference hereto.

(d) Relocation. In accordance with the relocation agreement, effective as of the Effective Date, entered into between Executive and Company (the "Relocation Agreement"), the Company will reimburse Executive for reasonable moving and related relocation expenses incurred by Executive and his family during their relocation from Executive's primary residence to the Company location area. The total of all such amounts shall not exceed the maximum amount set forth in the Relocation Agreement.

4. Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, and disability plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

    Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.
    Severance.
        Involuntary Termination. If Executive's employment with the Company terminates other than voluntarily or for "Cause" (as defined in Paragraph 9 of this Agreement), and Executive signs and does not revoke a standard release of claims with the Company, then, Executive shall be entitled to receive severance payments at Executive's final base salary rate, less applicable withholding, until twenty-four (24) weeks after the date of termination without Cause. Severance payments will be made in accordance with the Company's normal payroll procedures. During the period in which Executive is receiving severance payments, Company will reimburse Executive and her family for COBRA premiums, assuming Executive remains eligible during the entire Severance Period. In addition, if Executive's employment terminates other than voluntarily or for "Cause" (as defined herein), Executive will be entitled to continue to have stock options vest during the three month period immediately following the date of such termination.
    Voluntary Termination; Termination for Cause. If Executive's employment with the Company terminates voluntarily by Executive or for Cause by the Company, then all vesting of the Option and all other options granted to Executive will terminate immediately and all payments of compensation by the Company to Executive hereunder and all obligations with respect thereto (including, without limitations, with respect to base salary, bonuses, employee benefits, relocation and temporary living reimbursements and other expense reimbursements) will terminate immediately (except as to amounts already earned).
    Change of Control/Good Reason.

(a) If within one year following any Change of Control (as defined below) Executive's employment is terminated without Cause or voluntarily by Executive for Good Reason, Executive will receive two years acceleration of any unvested portion of the Option and the RSU Award.

(b) For purposes of this Agreement, a "Change of Control" of the Company shall be deemed to have occurred if at any time after the Effective Date:

(i) any "person" (as such term is used to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company and other than Nortel Networks Corporation and its affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the company or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or

(ii) the Company (A) is party to a merger, consolidation or exchange of securities which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to hold at least 50% of the combined voting power of the voting securities of the Company, the surviving entity or a parent of the surviving entity outstanding immediately after such merger, consolidation or exchange, or (B) sells or disposes of all or substantially all of the Company's assets (or any transaction having similar effect is consummated), or (C) the individuals constituting the Board immediately prior to such merger, consolidation, exchange, sale or disposition shall cease to constitute at least 50% of the Board, unless the election of each director who was not a director prior to such merger, consolidation, exchange, sale or disposition was approved by a vote of at least two-thirds of the directors then in office who were directors prior to such merger, consolidation, exchange, sale or disposition.

(c) For purposes of this Agreement, "Good Reason" means any of the following conditions, which condition(s) remain(s) in effect 10 days after written notice to the Board from you of such condition(s):

    a material decrease in your target annual compensation; or

(ii) a material, adverse change in your authority, responsibilities or duties, as measured against your authority, responsibilities or duties immediately prior to such change.

(iii) notwithstanding the foregoing, for the purposes of this Agreement in no event will you have Good Reason to resign due merely to a change of title or a change in your reporting caused by a change of control or discontinuance or modification of any duties and responsibilities solely related to the operation of a public company.

9. Definition of Cause. For purposes of this Agreement, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct, or (iv) Executive's continued violation of her employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed her duties.

10. Confidential Information. Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder, and to abide by its terms during and after her employment with the Company.

11. Non-Solicitation. Until the date one (1) year after the termination of Executive's employment with the Company for any reason, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 6 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

12. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

13. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

NETGEAR, Inc.

4500 Great America Parkway

Santa Clara, CA 95054

Attn: Chief Executive Officer

If to Executive:

at the last residential address known by the Company.

14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

15. Arbitration.

(a) General. In consideration of Executive's service to the Company, its promise to arbitrate all employment related disputes and Executive's receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's service to the Company under the Agreement or otherwise or the termination of Executive's service with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "Rules") and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to wave any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

(b) Procedure. Executive agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the California Code of Civil Procedure. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. The Parties understand that the Arbitrator shall issue a written decision in support of her award. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

(c) Remedy. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

(d) Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidentiality Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code Section 2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

(e) Administrative Relief. Executive understands that this Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

(f) Voluntary Nature of Agreement. Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Executive is waiving Executive's right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive's choice before signing this Agreement.

17. Integration. This Agreement, together with the 2006 Plan, Option Agreement, RSU Agreement, the Relocation Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration., or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

18. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

19. Governing Laws. This Agreement will be governed by the laws of the State of California.

20. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from her private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

NETGEAR, INC.

/s/ Patrick C. S. Lo

Patrick Lo Date: September 5, 2006

Chief Executive Officer

EXECUTIVE:

/s/ Deborah Williams Date: September 5, 2006

Deborah Williams